UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2025

POWERFLEET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39080	83-4366463
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AIOT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on March 7, 2024, Powerfleet, Inc. (the “Company”), together with certain of its wholly owned subsidiaries, entered into a Facilities Agreement (the “Facilities Agreement”) with FirstRand Bank Limited (acting through its Rand Merchant Bank division) (“RMB”), pursuant to which RMB agreed to provide the Company with two term loan facilities in an aggregate principal amount of $85 million, composed of two facilities in the aggregate principal amount of $42.5 million and $42.5 million, respectively (the “Term A Facility” and “Term B Facility,” respectively, and, collectively, the “RMB Term Facilities”).

On October 31, 2025, the Company, together with certain of its wholly owned subsidiaries (collectively with the Company, the “Obligors”), entered into a First Amendment and Restatement Agreement, dated October 31, 2025 (the “Amendment”), with RMB in order to amend and restate the Facilities Agreement (the “Amended and Restated Agreement”), pursuant to which the Obligors and RMB agreed to, among other things, (i) extend the final maturity date of the Term A Facility by 12 months, (ii) update the interest rates of the RMB Term Facilities, and (iii) update certain financial covenants to conform to the Company’s other debt facility with RMB, each as further described below.

Pursuant to the Amended and Restated Agreement, the Term A Facility will now mature on March 31, 2028.

Borrowings under the Term A Facility will now bear interest (i) at the applicable fixed rate per annum, which will be set forth in a rate fixing letter entered into between the Company and RMB in connection with each utilization of the Term A Facility, until March 31, 2027 and (ii) thereafter, at a variable rate per annum equal to (x) 4.85% (provided no event of default is continuing) plus (y) the applicable term Secured Overnight Financing Rate (“SOFR”) reference rate (or, if unavailable, an interpolated, historic or interpolated historic SOFR rate, or, if none of the foregoing are available, the 3-month Treasury bill rate). Borrowings under the Term B Facility will continue to bear interest at the applicable fixed rate per annum, which will be set forth in a rate fixing letter entered into between the Company and RMB in connection with each utilization of the Term B Facility.

The Amended and Restated Agreement now provides that (a) the ratio of the Company’s consolidated total net borrowings to consolidated EBITDA must be less than (i) 4.25 at March 31 and June 30, 2025, (ii) 4.00 at September 30, 2025, (iii) 3.50 at December 31, 2025, (iv) 3.00 at March 31, 2026, (v) 2.75 from June 30, 2026 through March 30, 2027, and (vi) 2.50 thereafter, and (b) the ratio of the Company’s consolidated EBITDA to consolidated total finance costs must exceed (i) 3.00 from September 30, 2025 through September 29, 2026 and (ii) 3.50 thereafter. The financial covenant ratios and measurement dates were amended to conform to those set forth in that certain Facility Agreement, dated September 27, 2024 and amended on May 27, 2025, by and among the Company, certain of its wholly owned subsidiaries and RMB.

The foregoing description of the Amendment, including the Amended and Restated Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment (and the Amended and Restated Agreement attached thereto as Schedule 3), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in its entirety into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment and Restatement Agreement, dated October 31, 2025, by and among Powerfleet, Inc., I.D. Systems, Inc., Movingdots GmbH, Main Street 2000 Proprietary Limited, Powerfleet Canada Holdings Inc. and FirstRand Bank Limited (acting through its Rand Merchant Bank division).*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERFLEET, INC.

	By:	/s/ David Wilson
	Name:	David Wilson
	Title:	Chief Financial Officer

Date: November 6, 2025